UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                        Date of Report:  October 30, 2003
                        (Date of earliest event reported)

                         MERGE TECHNOLOGIES INCORPORATED
             (Exact name of registrant as specified in the charter)

            Wisconsin  	              0-29486			39-1600938
  (State or other jurisdiction  (Commission File No.)         (IRS Employer
        of incorporation)                                   Identification No.)


             1126 South 70th Street, Milwaukee, Wisconsin  53214-3151
                     (Address of Principal Executive Offices)

                                  (414) 977-4000
                (Registrant's telephone number including area code)

                                        N/A
            (Former name or former address, if changed since last report)

<PAGE 1>



ITEM 12.	RESULT OF OPERATIONS & FINANCIAL CONDITION

	On October 30, 2003, Merge Technologies Incorporated dba Merge eFilm announced the financial results for its third quarter of its fiscal year 2003.

	A copy of the earnings press release announcing financial results for the third quarter, together with Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2003 and 2002, respectively, as well as Summary Balance Sheet Data for September 30, 2003 and December 31, 2002, included therein, is filed as an exhibit to this Form 8-K and is incorporated by reference herein.


     (a)	Exhibit

     99.1	Press Release announcing financial results for third quarter
		of its fiscal year 2003.


<PAGE 2>


                                     SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


				MERGE TECHNOLOGIES INCORPORATED



Dated:  October 30, 2003	By:	/s/ Richard A. Linden
					-------------------------------------
					Richard A. Linden,
					President and Chief Executive Officer


				MERGE TECHNOLOGIES INCORPORATED



Dated:  October 30, 2003	By:	/s/ Scott T. Veech
					-------------------------------------
					Scott T. Veech,
					Chief Financial Officer, Treasurer
					  and Secretary

<PAGE 3>


EXHIBIT 99.1


[MERGE EFILM LOGO]

NEWS RELEASE
For Immediate Release

Contact: Scott Veech, Chief Financial Officer
         Richard Linden, President & CEO
         (414) 977-4000

MERGE EFILM ANNOUNCES RECORD REVENUES AND EARNINGS FOR THIRD QUARTER 2003 Revenues grow 43%; Strategic acquisition of RIS Logic delivers sales synergies

	Milwaukee, WI, October 30, 2003 - Merge Technologies Incorporated (NASDAQ: MRGE), d.b.a. Merge eFilm, today announced financial results for the quarter and nine months ended September 30, 2003.

	Revenues for the quarter ended September 30, 2003 were $7,619,000, an increase of 43% over revenues of $5,322,000 for the quarter ended September 30, 2002. Revenues were $20,170,000 for the nine months ended September 30, 2003, an increase of 44% over revenues of $14,040,000 for the nine months ended September 30, 2002.

	Net income for the quarter ended September 30, 2003, was $1,625,000, an increase of 55% over net income of $1,046,000 for the quarter ended September 30, 2002. Fully diluted EPS was $0.12 for the quarter ended September 30, 2003 compared to fully diluted EPS of $0.09 for the quarter ended September 30, 2002.

	Net income for the nine months ended September 30, 2003 was 4,342,000, an increase of 85% over net income of $2,350,000 for the nine months ended September 30, 2002. Fully diluted EPS was $0.35 for the nine months ended September 30, 2003 compared to fully diluted EPS of $0.22 for the nine months ended September 30, 2002. Gross margins increased to 66% for the quarter ended September 30, 2003, compared to 61% for the quarter ended September 30, 2002. Gross margins for the nine months ended September 30, 2003 increased to 69% compared to 61% for the nine months ended September 30, 2002. The


<PAGE e4>


Company's operating margin, defined as operating income divided by net sales, increased to 23% in the quarter ended September 30, 2003, compared to 20% in the quarter ended September 30, 2002. Operating margin for the nine months ended September 30, 2003 increased to 26%, compared to 17% for the nine months ended September 30, 2002. Cash at September 30, 2003 increased 245% to $15,238,000 from $4,411,000 at December 31, 2002, due to strong cash flow from operations and monies raised in a private placement in the third quarter.

	The financial results include approximately 2 1/2 months of the operations of RIS Logic. Included in the balance sheet is a new line item, "billings in excess of revenues - contracts in progress", which represents future revenue to the Company. This line item is the result of the Company's determination that the services associated with certain Radiology Information System ("RIS") sales are essential to our customer, resulting in the Company recognizing both the service fees and software license fees for these sales on a percentage-complete basis. As a result, the Company's aggregate deferred revenue increased 143% to $4,592,000 from $1,892,000 as the result of the Company's continued growth in new RIS and PACS software solution customers.


ANALYSIS OF RESULTS:

 	"I am pleased to report that the strategic initiatives we launched in the third quarter have delivered on expectations," said Richard A. Linden, President and CEO. "Specifically, the RIS Logic acquisition has strengthened our product portfolio to include a full RIS/PACS solution, enhanced our target market positioning and accelerated the effectiveness of our operations. The results are positive financial performance, confirmed alignment with market trends, growing market share, expanding sales pipeline and demonstrable RIS/PACS product innovation, all of which further reinforced our belief that we are well positioned for continued growth and financial success.

	"I am proud of our organization's ability to stay focused on operational excellence, bringing the best of Merge eFilm and RIS Logic together with a focus on delivering enhanced value to both our target market customers and our shareholders. Our financial performance this quarter benefited from a combined sales force that increased our U.S. territory coverage and the RIS Logic brand awareness that helped accelerate RIS/PACS lead generation. These results confirm the strategic importance of adding the RIS component to our product portfolio through the acquisition of an established RIS market leader.


<PAGE e5>


	"We have refined our product development, sales and marketing strategies based upon the convergence of several important market trends.
The shortage of radiologists and radiology technologists is approaching 20% in 2003, and at the same time there has been a 15% growth in the number of imaging centers, and a 16% increase in average imaging center volume. Hospitals are experiencing similar challenges in radiology growth statistics and workforce shortages. Our product innovation roadmap, marketing and sales strategies are focused on the integration of business and clinical workflow for the purpose of accelerating productivity for a specific target market - imaging centers and small to medium sized hospitals. Our strategy and RIS/PACS product and professional service offerings are aligned to address these market trends.

	"Our combined company is now positioned as one of the leading single-vendor RIS/PACS providers focused primarily on the image and information management needs of imaging centers and small to medium-sized hospitals. The marketplace reaction to the RIS Logic acquisition was immediate and positive, as evidenced by our ability to convert RIS/PACS leads
to new contracts in the third quarter.   We added eighteen new PACS or RIS
customers in this quarter. In addition, we added two new RIS/PACS accounts, both of which recognized the unique value proposition in having a single vendor for integrated, end-to-end automation of their clinical and business workflow. We now have over 100 customers utilizing a combination of RIS or PACS software modules. Additionally, marketplace interest in our eFilm Workstation continues to be strong as we are approaching 40,000 downloads of this most widely used desktop diagnostic imaging software in the world. These milestones in our sales efforts, along with the accelerating strength of our pipeline through add-on sales to existing customers and new RIS/PACS opportunities, reinforces our contention that our target market needs a reliable, experienced single-solution provider for RIS/PACS software and professional services.

	"We made steady progress on the integration of our product innovation effort. We anticipate our first integrated product, FUSION RIS/PACS, to debut at the RSNA (Radiological Society of North America) tradeshow in December. FUSION RIS/PACS is an integrated workflow management system that provides our customers with a single-vendor solution for their end-to-end business needs, a distinctive advantage in their optimization of revenues and cash flow. We also recently released new versions of our eFilm Workstation and FUSION PACS solutions to current customers. These products, which offer enhanced clinical and technical performance, will also make their public debut at RSNA in December. Finally, we continue to make progress enhancing the productivity


<PAGE e6>

of our RIS and PACS solutions with the integration of embedded dictation and speech recognition. This functionality has been released for use with the RIS solution, and is in clinical trials with the PACS solution, with an expected release in early 2004.

	"Finally, the continued strengthening of our balance sheet supports both our operating plans and strategic growth initiatives. Specifically, we successfully raised $8 million in cash through a private placement, generated record positive operating cash flow for the quarter, significantly increased our aggregate deferred revenue balances representing future revenues to the Company and remain debt-free.


GUIDANCE:

	The Company anticipates market conditions will support the continued growth of its RIS/PACS software product and professional service offerings. The Company's strong year-to-date performance, accelerating pipeline of RIS/PACS opportunities and recognition of certain RIS software sales revenues on a percentage-complete basis, positions the Company to refine its guidance within the previously stated range. Revenues in 2003 are expected to be $29 million, with year-over-year growth over 40%. The Company expects fully diluted EPS on an after-tax basis to be $0.49. Further, the Company anticipates aggregate deferred revenues will continue to grow, representing future software licensing and service revenues. The Company also reaffirms its guidance that the RIS Logic acquisition will be accretive in 2004 and beyond.

                                      # # #

ABOUT MERGE EFILM

Merge eFilm is a global healthcare software and services company focused on accelerating the productivity of imaging centers, hospitals and clinics with a suite of RIS/PACS software solutions and professional services. For sixteen years, Merge eFilm has been a leader in integration of radiology workflow to improve productivity, profitability and patient care by fusing business and clinical workflow, and intelligently managing and distributing diagnostic images and information throughout the healthcare enterprise. For additional information, visit our website at www.merge-efilm.com.

Except for the historical information herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. When used in this press release, the words: believes, intends, anticipates, expects, and similar expressions are intended to identify forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements based on a number of factors, including, but not limited to, risks in product and technology development, market acceptance of new products and continuing product demand, the impact of competitive products and pricing, ability to integrate acquisitions, unexpected outcomes to any pending or future litigation, changing economic conditions, credit and payment risks associated with end-user sales, dependence on major customers, dependence on key personnel, and other risk factors detailed in filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

                           (FINANCIAL STATEMENTS ATTACHED)

<PAGE e7>



                         MERGE TECHNOLOGIES INCORPORATED AND SUBSIDIARIES
                       CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1) (2)
                             (Dollars in thousands, except share data)
                                            (unaudited)


			  		    Three Months Ended		     Nine Months Ended
						September 30,			September 30,
					------------------------------------------------------------
					    2003	     2002	     2003	    2002
					-----------	------------	------------	------------
Net sales.............................	$     7,619	$      5,322	$     20,170	$     14,040
Cost of sales.........................	      2,586	       2,079	       6,266	       5,513
					-----------	------------	------------	------------
Gross profit..........................	      5,033	       3,243	      13,904	       8,527
					-----------	------------	------------	------------

Operating costs and expenses:

 Sales and marketing..................	      1,669	       1,043	       4,470	       2,792
 Product research and development.....	        566	         451	       1,402	       1,164
 General and administrative...........	        901	         543	       2,487	       1,693
 Depreciation and amortization........	        159	         145	         383	         377
 Acquired in-process research and
   development........................	       ----	        ----	        ----	         148
					-----------	------------	------------	------------
Total operating costs and expenses....	      3,295	       2,182	       8,742	       6,174
					-----------	------------	------------	------------
Operating income......................	      1,738	       1,061	       5,162	       2,353
					-----------	------------	------------	------------

Total other income (expense)..........	         97	          (2)	        (122)	          43
					-----------	------------	------------	------------
Net income before income taxes........	      1,835	       1,059	       5,040	       2,396
					-----------	------------	------------	------------
Income tax expense....................	        210	          12	         698	          46
					-----------	------------	------------	------------
Net income............................	$     1,625	$      1,047	$      4,342	$      2,350
					===========	============	============	============


Net income per share - basic..........	$      0.13	$       0.10	$       0.38	$       0.26
					===========	============	============	============
Weighted average number of common
  shares outstanding - basic..........	 12,233,517	  10,131,406	  11,158,830	   8,330,855
					===========	============	============	============
Net income per share - diluted........	$      0.12	$       0.09	$       0.35	$       0.22
					===========	============	============	============
Weighted average number of common
  shares outstanding - diluted........	 13,333,497	  10,977,879	  12,155,375	  10,146,516
					===========	============	============	============



(1)	These condensed consolidated statements of operations should be read in conjunction with the
	Company's Annual Report on Form 10-KSB for fiscal 2002 and its Quarterly Report on Form 10-Q
	for the three and nine months ended September 30, 2003 proposed to be filed on or prior to
	November 14, 2003.

(2)	Income statement is subject to change pending final valuation of the purchase accounting for
	the acquisition of RIS Logic.



<PAGE e8>


                 MERGE TECHNOLOGIES INCORPORATED AND SUBSIDIARIES
                         SUMMARY BALANCE SHEET DATA(1) (2)
                     (In thousands, except for current ratio)
                                    (unaudited)


				      September 30,   December 31,
					  2003	          2002	      Change
					--------	--------     --------

Cash..................................	$ 15,238	$  4,411	245%
Accounts receivable...................	   8,107	   7,148	 13%
Inventory.............................	     693	     453	 53%
Accounts payable......................	     979	   1,493	-34%
Deferred revenue......................	   3,778	   1,892	100%
Billings in excess of revenue -
  Contracts in progress...............	     814	    ----	----

Total current assets..................	$ 24,473	$ 12,213	100%
Total current liabilities.............	   7,975	   4,341	 84%

Total assets..........................	$ 57,843	$ 27,246	112%
Total liabilities.....................	   8,328	   5,563	 50%


(1)	This summary balance sheet data should be read in conjunction with
	the Company's Annual Report on Form 10-KSB for fiscal 2002 and its Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2003 proposed to be filed on or prior to November 14, 2003.

(2)	Balance sheet data subject to change pending final valuation of the
	purchase accounting for the acquisition of RIS Logic.


<PAGE e9>
<END OF DOCUMENT>